Exhibit 99.1

Zoned Properties Reports Second Quarter 2022 Financial Results

60% Revenue Growth Year-over-Year for Six-Months Ended June 30, 2022

New $4.5 Million Debt Facility Creates Buying Power for New Property Acquisitions and Portfolio Expansion

SCOTTSDALE, Ariz., August 11, 2022 /BusinessWire/ -- Zoned Properties®, Inc. (“Zoned Properties” or the “Company”) (OTCQB: ZDPY), a leading real estate development firm for emerging and highly regulated industries, including legalized cannabis, today announced its financial results for the second quarter ended June 30, 2022.

“The Zoned Properties team has positioned the Company for national scale and growth, and we continue to execute on our full-spectrum of real estate services for both independent clients and our own development projects. We are focused on investing in the growth and diversity of our top line revenue while maintaining positive cash flow from operations, and we view these metrics as some of the most important financial indicators for investors and shareholders to follow,” commented Bryan McLaren, Chief Executive Officer of Zoned Properties.

“We believe we have developed the right business mix of real estate services to effectively scale Zoned Properties along with the needs of our target industries, primarily the regulated cannabis industry. Our full spectrum of real estate services have been intentionally positioned and designed to feed a strong pipeline of acquisition targets for our Investment Portfolio. Now we must execute on scaling both our active real estate services for the national marketplace and also buying power to expand our Investment Portfolio.”

Six Months and Second Quarter Ended June 30, 2022 Financial Results

●	Revenues were $1,437,353 for the six months ended June 30, 2022, compared to $895,909 for the six months ended June 30, 2021, an increase of 60.4%.

●	Operating expenses were $1,437,039 for the six months ended June 30, 2022, compared to $799,624 for the six months ended June 30, 2021, an increase of 79.7%.

●	The Company reported a net loss of $64,759 for the six months ended June 30, 2022, as compared to net income of $41,259 for the six months ended June 30, 2021.

●	Revenues were $498,652 for the second quarter ended June 30, 2022, compared to $550,064 for the second quarter ended June 30, 2021, a decrease of 9.3%.

●	Operating expenses were $507,856 for the second quarter ended June 30, 2022, compared to $410,411 for the second quarter ended June 30, 2021, an increase of 23.7%.

●	The Company reported a net loss of $39,063 for the second quarter ended June 30, 2022, as compared to net income of $112,594 for the second quarter ended June 30, 2021.

●	The Company had cash of $891,244 as of June 30, 2022, compared to $1,191,940 as of December 31, 2021, primarily reflecting a $500,000 investment in tenant improvements related to the Company’s Chino Valley Cultivation Facility, and a $50,000 investment in equity securities related to the Company’s AnamiTech investment. The Company reported net cash provided by operating activities of $270,968 for the six months ended June 30, 2022.

Management Discussion and Company Highlights

●	Zoned Properties has developed a full spectrum of integrated growth services to support its commercial real estate development model; the Company’s Property Technology (“PropTech”), Advisory Services, Commercial Brokerage, and Investment Portfolio collectively cross-pollinate within the model to drive project value associated with complex real estate projects.

o	Zoned Properties Property Technology: PropTech platforms have the opportunity to bring service and data solutions to complex markets at national scale. Zoned Properties is in the process of investing in, partnering with, and securing various property technology platforms to establish a robust tech-stack to service the regulated cannabis industry and support the Company’s full spectrum of real estate services. In April 2022, the Company’s project team launched the Rezone Beta platform into the marketplace. Rezone will focus on democratizing commercial real estate intelligence, developing the capabilities to provide hundreds of thousands of service professionals, business operators, and real estate investors with GIS mapping data and information. In July 2022, the Company invested in another PropTech company, AnamiTech, alongside the launch of its flagship PropTech platform, GreenSpace Pro. AnamiTech has focused its PropTech platform on project management tools and solutions for the cannabis operators, regulators, and project teams.

o	We expect our Property Technology division to create efficient and effective pathways for the national scale of our real estate services and investment opportunities.

o	Zoned Properties Advisory Services: The Company continues to expand its advisory services team and client-base in new state markets across the country, strengthening the Zoned Properties network that specializes in commercial real estate solutions for the regulated cannabis industry.

o	We expect our Advisory Services division to continue to engage with a wide range of Multi-State Operators (MSOs), Social Equity Operators (SEOs), and real estate operators; strengthening our client roster as we scale nationally into existing and new state markets.

o	Zoned Properties Commercial Brokerage: We launched our in-house licensed brokerage in June 2021. In its first year of operations, the brokerage team has created brokerage partnerships and served clients across the nation, closing more than $50 million worth of real estate transactions earning nearly $1 million in commission revenue. Our brokerage team has been engaged on listing projects representing more than 1.5 million square feet of commercial real estate for cannabis dispensaries, cultivation, processing, and warehouse facilities across the nation.

o	We expect our Commercial Brokerage division to execute on its nation growth strategy to establish Zoned Properties brokerage partnerships or brokerage offices in multiple new state markets creating service access to the national cannabis marketplace.

o	Zoned Properties Investment Portfolio: Zoned Properties owns properties within its Investment Portfolio that are leased to regulated cannabis operators. As of June 2022, the Company’s stabilized property portfolio produces $1.83 million annually in triple-net, passive rental revenue, and is expected to yield over $30 million in cash flow over the life of its contracted lease agreements. In July 2022, the Company secured an initial debt facility of $4.5 million creating buying power for new property acquisitions to expand our Investment Portfolio. It will become increasingly important for the Company to focus on raising access to capital and buying power to align with our strong pipeline of acquisition and investment opportunities.

o	We expect our Investment Portfolio to grow commensurate with our buying power over the next few months and quarters as the Zoned Properties team proceeds with prospective acquisition offers for both stabilized properties with operating tenants and pre-operating development projects. The Company believes a balance of both debt and equity in buying power, and also stabilized properties and development projects in acquisition targeting will create the most opportune risk-reward profile for Zoned Properties and its shareholders.

About Zoned Properties, Inc. (OTCQB: ZDPY):

Zoned Properties is a leading real estate development firm for emerging and highly regulated industries, including regulated cannabis. The Company is redefining the approach to commercial real estate investment through its integrated growth services.

Headquartered in Scottsdale, Arizona, Zoned Properties has developed a full spectrum of integrated growth services to support its real estate development model; the Company’s Property Technology, Advisory Services, Commercial Brokerage, and Investment Portfolio collectively cross-pollinate within the model to drive project value associated with complex real estate projects. With national experience and a team of experts devoted to the emerging cannabis industry, Zoned Properties is addressing the specific needs of a modern market in highly regulated industries.

Zoned Properties is an accredited member of the Better Business Bureau, the U.S. Green Building Council, and the Forbes Business Council. Zoned Properties does not grow, harvest, sell or distribute cannabis or any substances regulated under United States law such as the Controlled Substance Act of 1970, as amended (the “CSA”). Zoned Properties corporate headquarters are located at 8360 E. Raintree Dr., Suite 230, Scottsdale, Arizona. For more information, call 877-360-8839 or visit www.ZonedProperties.com.

Twitter: @ZonedProperties

LinkedIn: @ZonedProperties

Safe Harbor Statement

This press release contains forward-looking statements. All statements other than statements of historical facts included in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by words such as “believe,” “expect,” “anticipate,” “plan,” “potential,” “continue” or similar expressions. Such forward-looking statements include risks and uncertainties, and there are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors, risks and uncertainties are discussed in the Company’s filings with the Securities and Exchange Commission. Investors should not place any undue reliance on forward-looking statements since they involve known and unknown, uncertainties and other factors which are, in some cases, beyond the Company’s control which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects the Company’s current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to operations, results of operations, growth strategy and liquidity. The Company assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Media Relations

Proven Media

Neko Catanzaro

Tel (401) 484-4980

neko@provenmediaservices.com

Investor Relations

Zoned Properties, Inc.

Bryan McLaren

Tel (877) 360-8839

Investors@zonedproperties.com

www.zonedproperties.com

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